STANDARD FORM OF OFFICE LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 14 day of April 2008, between MED 469, LLC; RECTOR 469, LLC; and 469 TPP, LLC; c/o Williams U.S.A. Realty Services Inc., 380 Madison Avenue, New York, New York 10017

party of the first part, hereinafter referred to as LANDLORD, and TRAFFIX, INC., a Delaware corporation

party of the second part, hereinafter referred to as TENANT,

Witnesseth: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord a portion of the tenth (10th) floor known as Room 1001, as now divided and shown on the attached floor plan (the "demised premises")

in the building known as 469 Seventh Avenue (the "building") in the Borough of Manhattan, City of New York, for the term of approximately ten (10) years and four (4) months (the "term") (or until such term shall sooner cease and expire as hereinafter provided) to commence on the COMMENCEMENT DATE, and to end on the EXPIRATION DATE, both to be determined pursuant to Article 73 hereof both dates inclusive, at an annual rental rate of AS PROVIDED FOR IN ARTICLE 73.03 HEREOF

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Landlord pursuant to the terms of another lease with Landlord or with Landlord's predecessor in interest, Landlord may at Landlord's option and without notice to Tenant add the amount of such arrearages to any monthly installment of rent payable hereunder and the same shall be payable to Landlord as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent 1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy 2. Tenant shall use and occupy demised premises for general, administrative and executive office use and for no other purpose.

Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Landlord's prior written consent. Subject to the prior written consent of Landlord, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Landlord. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Landlord in Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the demised premises unless Landlord, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the premises by Landlord at Tenant's expense. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Landlord may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by filing the bond required by law.

Repairs: 4. Landlord shall maintain and repair the public portions of the building, both exterior and interior. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted. Notwithstanding the foregoing, all damage or injury to the demised premises or to any other part of the building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees or licensees, shall be repaired promptly by Tenant at its sole cost and expense, to the satisfaction of Landlord reasonably exercised. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails after ten days notice to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of Tenant and the expenses thereof incurred by Landlord shall be collectible as additional rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the demised premises and following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning: 5. Tenant will not clean, nor require, permit, suffer or allow any window in the demised premises to be cleaned, from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commis-

Tenants Initials → DW Landlords Initials → [initials]

sions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the demised premises whether or not arising out of Tenant's use or manner of use thereof, or with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Landlord to Landlord's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys' fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance.

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lease or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

Property—Loss, Damage, Reimbursement, Indemnity: 8. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

☞ Rider to be added if necessary.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any of such events, Landlord may elect to terminate this lease by written notice to Tenant given within 90 days after such fire or casualty specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Landlord that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

Electric Current: ☞ 12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein. Landlord may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same

Tenants Initials → [DH] Landlords Initials → [ ]

constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Landlord shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term ~~for the purpose of showing the same to prospective tenants and may, during said six months period~~, place upon the premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. Landlord shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known.

Vault, Vault Space, Area: 14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy: 15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Landlord's work, if any. In any event, Landlord makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations whether or not of record.

Bankruptcy: 16. (a) If at the date fixed as the commencement of the term of this lease or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within 60 days thereof, Tenant fails to secure a dismissal thereof, or if Tenant make an assignment for the benefit of creditors or petition for or enter into an arrangement, this lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated by written notice to the Tenant (but if any of such events occur prior to the commencement date, this lease shall be ipso facto cancelled and terminated) and whether such cancellation and termination occur prior to or during the term, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any order of any court, shall be entitled to possession or to remain in possession of the premises demised but shall forthwith quit and surrender the premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this lease contained or by virtue of any statute or rule of law, may retain as liquidated damages, any rent, security deposit or moneys received by him from Tenant or others in behalf of Tenant. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any instalment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such instalment was payable shall be discounted to the date of termination at the rate of four per cent (4%) per annum. If such premises or any part thereof be re-let by the Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease * the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if the demised premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Landlord and Tenant, ** or if Tenant shall fail to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, of which fact Landlord shall be the sole judge; then, in any one or more of such events, upon Landlord serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Landlord may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Landlord but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Landlord may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Landlord and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage, and/or putting the demised premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Landlord to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the demised premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses 19. If tenant shall default in the observance or performance of any term or covenant on tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, landlord may immediately or at any time thereafter and without notice perform the obligation of tenant thereunder, and if landlord, in connection therewith or in connection with any default by tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by tenant to landlord within five (5) days of rendition of any bill or statement to tenant therefore, and if tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by landlord as damages.

*including, but not limited to,

** or if Tenant shall have failed, after five (5) days written notice, to redeposit with Landlord any portion of the security deposit hereunder which Landlord has applied to the payment of rent or additional rent hereunder;

Tenants Initials → DY Landlords Initials →

No Representations by Landlord: 20. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 21. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Landlord the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 22. Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 30 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 23. If Landlord is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Landlord shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 24. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury: 25. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

Inability to Perform: 26. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices: 27. Except as otherwise in this lease provided, a bill, statement, notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Landlord must be served by registered or certified mail addressed to Landlord at the address first hereinabove given or at such other address as Landlord shall designate by written notice.

Services Provided by Landlord—Water, Elevators, ~~Heat, Cleaning, Air Conditioning~~: 28. As long as Tenant is not in default under any of the covenants of this lease, Landlord shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Landlord shall be the sole judge), Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered, and on Tenant's default in making such payment, Landlord may pay such charges and collect the same from Tenant. Such a meter shall also be installed and maintained at Tenant's expense if required by Law or Governmental Order. Tenant, if a water meter is so installed, covenants and agrees to pay its proportionate share of the sewer rent and all other rents and charges which are now or hereafter assessed, imposed or may become a lien on the demised premises or the realty of which they are a part; (d) ~~cleaning service for the demised premises on business days at Landlord's expense provided that the same are kept in order by Tenant. If, however,~~ Said premises are to be kept clean by Tenant, ~~it shall be done~~ at Tenant's sole expense,* in a manner satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter said premises or the building of which they are a part for such purpose. ~~Tenant shall pay Landlord the cost of removal of any of Tenant's refuse and rubbish from the building.~~ (e) ~~RIDER to be added in respect to rates~~ and conditions for air conditioning/cooling and ventilation if the entire building in which the demised premises is located is serviced by a central air conditioning/cooling and ventilating system. If applicable, air conditioning/cooling will be furnished from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Landlord's contract with Operating Engineers Local 94-94A, Landlord will furnish the same at ~~Tenant's expense.~~ (f) Landlord shall have no responsibility or liability for failure to supply the services agreed to herein. Landlord reserves the right to stop services of the heating, elevators, plumbing, ~~air conditioning,~~ power systems ~~or cleaning~~ or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof or by reason of strikes, accidents, laws, order or regulations or any other reason beyond the control of Landlord. If the building of which the demised premises are a part supplies manually-operated elevator service, Landlord at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligations of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Landlord shall pursue the alteration with due diligence.

Captions: 29. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions: 30. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Landlord" as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall

☞ Rider to be added if necessary.

*by independently contracting for the removal of all rubbish and refuse

Tenants Initials → [initials]   Landlords Initials → [initials]

exclude Saturdays (except such portion thereof as is covered by specific hours in Article 28 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent Excavation—Shoring: 31. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

Rules and Regulations: 32. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Landlord may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

☛ Space to be filled in or deleted.

SEE RIDER ARTICLE 76

Security ☛ 33. Tenant has deposited with Landlord the sum of $311,725.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Successors and Assigns: 34. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

ANNEXED ARTICLES THROUGH 82
ARE HEREBY INCORPORATED INTO THIS LEASE.

In Witness Whereof, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Landlord:

MED 469, LLC; RECTOR 469, LLC; and 469 TPP, LLC (CORP. SEAL)

BY: *[signature]* [L. S.]
Martin Meyer, Authorized Signatory

Witness for Tenant:

Cathryn J. Loggio

TRAFFIX, INC. [L. S.]

BY: *[signature]* CFO (CORP. SEAL)
DAVID HARVEY TRFX CFO

ACKNOWLEDGMENTS

CORPORATE LANDLORD
STATE OF NEW YORK, County of } ss.:

On this day of , 19 , before me personally came to me known, who being by me duly sworn, did depose and say that he resides in ; that he is the of the corporation described in and which executed the foregoing instrument, as LANDLORD; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL LANDLORD
STATE OF NEW YORK, County of } ss.:

On this day of , 19 , before me personally came , to me known and known to me to be the individual described in and who, as LANDLORD, executed the foregoing instrument and acknowledged to me that he executed the same.

CORPORATE TENANT
STATE OF NEW YORK, County of } ss.:

On this day of , 19 , before me personally came to me known, who being by me duly sworn, did depose and say that he resides in ; that he is the of the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

INDIVIDUAL TENANT
STATE OF NEW YORK, County of } ss.:

On this day of , 19 , before me personally came , to me known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that he executed the same.

Tenants Initials → DH   Landlords Initials → *[initials]*

Exhibit "A" (Work letter) annexed to and forming part of Lease dated 4/14/08, 2008 between MED 469, LLC; RECTOR 469, LLC AND 469 TPP, LLC, collectively as Landlord and TRAFFIX, INC., as Tenant for Room 1001, in the building known as 469 Seventh Avenue, New York, New York.

Provided the Tenant is not in default hereunder, Landlord agrees, at its own cost and expense, to do the following work within the demised premises in building standard manner prior to the Commencement Date:

1. Demolish and remove all existing interior non-load bearing drywall partitions and other installations, inclusive of the existing air-conditioning unit, from the demised premises, and bring the wiring associated with the Landlord's Class E fire alarm system to a designated point of the demised premises and Tenant shall thereafter be responsible to connect same to the designated points of the Class E fire alarm system. Landlord will leave the existing Class E devices (speaker, strobes etc.) and wiring in place or hanging from the ceiling and will not demolish the bathroom and shower, or the pantry and sink located within the demised premises. Landlord will remove the wooden radiator enclosures but will not remove the metal fin covers.

2. Furnish and install one (1) new building standard 25 ton air-conditioning unit in location, along the 36th Street side of the Building, as designated by Tenant and approved by Landlord and create building standard air-conditioning room around same. Tenant shall, at its sole cost and expense, be responsible for any and all related distribution ductwork.

3. ~~Deliver the existing bathrooms currently located in the 10th floor common hallway in working order, and paint and replace existing ceiling tiles with new building ceiling tiles in such bathrooms.~~

4. ~~Deliver the existing ADA Compliant unisex bathroom currently located in the 10th floor common hallway in working order, paint same and replace existing ceiling tiles in such bathroom with new building ceiling tiles.~~

5. Deliver windows clean and in working order.

Any request by Tenant for Landlord to make any changes in or to the work set forth above must be made in writing to Landlord who may consent to or reject such requests. To the extent such changes result in additional costs or delay the completion of Landlord's work, Tenant shall be responsible for such additional costs and delay.

In addition, Tenant shall be liable for any delays resulting from Tenant's requests regarding the scheduling of Landlord's work or from any other action of Tenant which otherwise impacts Landlord's ability to perform such work.

Except as provided in this Workletter, Landlord shall be under no obligation to make any other improvements or alterations in the demised premises and Tenant agrees to accept the demised premises "as is" in its present condition. Any work conditioned upon Tenant's request is deemed waived unless requested in writing more than six (6) months prior to expiration of the within term.

Tenant shall, if required hereunder, make elections and deliver any plans and specifications to Landlord for Landlord's approval on or before April 15, 2008. They shall incorporate all information which may be needed by Landlord to let the contracts for the performance of the work, and shall be fully dimensioned working drawings. Progress of the work shall not affect the payment of rent.

TENANT [signature] CFO DAN HARVEY TRFX CFO LANDLORD [signature]

Exhibit "B"
Tenant Bathroom Work

Tenant shall perform all of the following work in workmanlike manner, and Landlord shall provide Tenant with an additional allowance of the cost of such work as provided for in Article 81:

- Combine the single fixture (non-ada) bathroom with the existing Women's Room to create a new Men's Room. Replace the existing toilet from the single fixture bathroom with a new wall hung urinal. The existing Men's Room will become the new Women's Room.

Tenant shall perform the following interior work in each of the public bathrooms located in the tenth (10th) floor common corridor:

- Replace existing ceramic tile floors with new ceramic or porcelain tiles (to be selected by Tenant and approved by Landlord).

- Remove existing sinks, mirrors and vanities; and replace with new sinks, mirrors and vanities (to be selected by Tenant and approved by Landlord).

- Remove existing stall dividers and paint. (Colors to be selected by Tenant and approved by Landlord). Plaster and paint all sheetrock areas only.

- Remove existing ceilings. Raise ceiling heights as high as possible (to be determined when existing plaster ceiling is removed) and replace lighting with new incandescent. New ceiling to be 2' x2' lay in ceiling to allow for easy access to plumbing above (lighting plan to be provided by tenant and approved by landlord).

  Laminate existing walls (ceramic tiles) with 1/4" green board floor to ceiling.

469 Seventh Avenue - Floor 10



WEST 36TH STREET
N
1001
1002
STAIR A
STAIR B
STAIR C
A.D.A RESTROOM
AC
SCALE:

ALL DIMENSIONS, AREAS AND CONDITIONS ARE APPROXIMATE

Tenants Initials → [initialed]   Landlords Initials → [initialed]

35. Rent Escalation Tax Increases

The Tenant agrees to pay as additional rent annually during the term of this lease 4.968 per cent of any increase in the Real Estate Taxes (as such term is hereinafter defined) above those for the fiscal year 2008/2009. Such additional rent shall be paid when the tax becomes fixed and within ten (10) days after demand therefor by the Landlord and shall be collectible as additional rent. For the final year of the lease term the Tenant shall be obligated to pay only a pro rata share of such percentage of any such increase in taxes. Tax bills (except as hereinafter provided) shall be conclusive evidence of the amount of such taxes and shall be used for the calculation of the amounts to be paid by the Tenant.

The term "Real Estate Taxes" shall mean all the real estate taxes and assessments, special or otherwise, levied, assessed or imposed by Federal, State or Local Governments against or upon the building of which the demised premises form a part and the land upon which it is erected. If due to a future change in the method of taxation, any franchise, income, profit or other tax, or other payment, shall be levied against Landlord in whole or in part in substitution for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such franchise, income, profit, or other tax or payment shall be deemed to be a Real Estate Tax for the purposes hereof. Should Landlord be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid Tenant's Share of increases in Taxes then Landlord shall, in the event a rebate is obtained, credit against the rents reserved herein Tenant's Share of such rebate to Tenant (but not an amount in excess of Tenant's tax payment) after deducting Landlord's reasonable expenses, including without limitation, attorneys' fees and disbursements in connection with such rebate.

The obligation to make any payments of additional rent pursuant to this Article shall survive the expiration or other termination of this lease.

36. Exculpatory Clause

In any action brought to enforce the obligations of Landlord under this lease, any judgment or decree shall be enforceable against Landlord only to the extent of Landlord's interest in the building of which the demised premises form a part, and no such judgment shall be the basis of execution on, or be a lien on, assets of Landlord, or any assets of any party being a partner or stockholder in Landlord, other than the interest in said building.

37. Assignment & Subletting (Article 11 continued)

Tenant may sublet all or a portion of the demised premises or assign this lease with Landlord's prior written consent which shall not be unreasonably withheld or delayed, provided that:

I

(a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, a counterpart of the proposed subleasing or assignment agreement, and satisfactory information with respect to the nature and character of the business of the proposed subtenant or assignee together with current financial information and references reasonably satisfactory to Landlord.

(b) In the reasonable judgment of the Landlord the proposed subtenant or assignee is financially responsible with respect to its proposed obligations under the proposed agreement and is of a character and engaged in a business which is in keeping with the standards of the building and the floor or floors on which the demised premises are located.

(c) An executed duplicate original in a form satisfactory to Landlord for review by Landlord's counsel of such subleasing or assignment agreement shall be delivered to Landlord at least five (5) days prior to the effective date thereof. In the event of any assignment, Tenant will deliver to Landlord at least five (5) days prior to the effective date thereof an assumption agreement wherein the assignee agrees to assume all of the terms, covenants and conditions of this lease to be performed by Tenant hereunder and which provides that Tenant named herein and such assignee shall after the effective date of such assignment be jointly and severally liable for the performance of all of the terms, covenants and conditions of this lease.

(d) Tenant shall grant Williams Real Estate Co. Inc. ("Williams") the sole and exclusive agency (the duration of which shall be for a period of ninety (90) days following receipt of notice from Tenant with respect to each assignment, subletting, release and/or other disposition proposed by Tenant() to effect any sublet, assignment, release and other disposition of all or any part of the demised premises and any other space Tenant has under lease elsewhere in the building, and Tenant shall pay to Williams upon execution of such sublease, assignment, release or other disposition a commission computed in accordance with Williams' standard rates and rules then in effect for the locality in which the demised premises are located. Anything herein to the contrary notwithstanding, Tenant shall not be obligated to pay Williams a commission if Tenant procures a subtenant or assignee directly without the use of any broker.

(e) Tenant, at Tenant's expense, shall provide and permit reasonably appropriate means of ingress to and egress from space sublet by Tenant.

(f) Except for any subletting or assignment by Tenant to Landlord, each subletting or assignment shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this lease.

(g) Tenant covenants and agrees that notwithstanding any subletting or assignment to Landlord or to any other subtenant or assignee and/or acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant shall and will remain fully liable for the payment of the annual rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of the Tenant to be performed.

(h) Tenant further agrees that it shall not at any time publicly advertise at a rental rate less than the fixed annual rental rate plus any additional rent then payable hereunder, for assignment or sublease of all of the space demised herein, or for sublease of any portion of the space demised herein, but nothing herein contained shall be deemed to be Landlord's consent to any assignment or subletting.

(i) Notwithstanding anything herein contained to the contrary, Tenant shall have no right to assign this lease or to sublet the whole of the demised premises prior to or during the first six (6) months following the commencement date hereof.

(j) Tenant shall have no right to assign this lease or sublet the whole or any part of the demised premises to any party who is dealing with or has dealt with Landlord or Landlord's agent with respect to space then still available for rent in the building within the twelve (12) months immediately preceding Landlord's receipt of Tenant's notice pursuant to item II of this Article.

(k) Such subletting or assignment shall not cause Landlord any cost.

(l) Tenant shall have complied and shall comply with each of the provisions in this Article and Landlord shall not have made any election as provided in item II hereof.

II

If Tenant shall desire to sublet all or a portion of the demised premises or to assign this lease, Tenant shall send to Landlord a written notice by registered mail at least ninety (90) days prior to the date such assignment or subletting is to commence stating (v) that the intention is to assign this lease, (w) the portion of the demised premises that the Tenant desires to sublet, and if the portion intended to be sublet shall be less than the entire demised premises and other than an entire floor or multiple thereof, such notice shall be accompanied by a reasonably accurate floor plan of the premises to be sublet, (x) the term of such proposed subletting, (y) the proposed commencement date of such subletting or assignment, and (z) the actual executed sublease/assignment with the party to whom the Tenant desires to sublease/assign (which must be conditioned upon obtaining Landlord's consent).

(a) If Tenant desires to sublet all of the demised premises or to assign this lease, then within sixty (60) days after receipt of the aforesaid notice Landlord may notify Tenant that Landlord elects (1) to cancel this lease, in which event, such cancellation shall become effective on the date set forth pursuant to (y) above and this lease shall thereupon terminate on said date with the same force and effect as if said date were the expiration date of this lease; or (2) to require Tenant to assign this lease to Landlord effective from the date set forth pursuant to (y) above. In either event Tenant shall be obligated to surrender possession of the demised premises in the same condition as Tenant is obligated to surrender possession at the end of the term as provided in this lease. Such assignment to Landlord shall provide that the parties to such assignment expressly negate any intention that any estate created under such assignment be merged with any other estate held by either of said parties.

(b) If Tenant desires to sublet less than all of the demised premises then within sixty (60) days after receipt of the aforesaid notice Landlord may notify Tenant that Landlord elects to require Tenant to sublease to Landlord as subtenant of Tenant, the portion of the demised premises that Tenant had specified in its notice to Landlord, for the term, and from the commencement date specified in said notice. The annual rent and additional rent which Landlord shall pay to Tenant shall be a pro rata apportionment of the annual and additional rent payable hereunder and it is hereby expressly agreed that such sublease to Landlord shall be upon all the covenants, agreements, terms, provisions and conditions contained in this lease except for such thereof which are inapplicable and such sublease shall give Landlord the unqualified and unrestricted right without Tenant's permission to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make or cause to have made or permit to be made any and all changes, alterations, decorations, additions, and improvements in the space covered by such sublease, and that such may be removed, in whole or part, at Landlord's option, prior to or upon the expiration or other termination of such sublease provided that any damage or injury caused by such removal shall be repaired. Such sublease to Landlord shall also provide that the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties.

(c) Tenant covenants and agrees that any such assignment or subletting to Landlord or further assignment or subletting by Landlord or Landlord's assignee or sublessee may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate.

(d) If Landlord should fail to exercise any of the elections granted to it pursuant to the provisions of sub-paragraphs "a" or "b" of Item II of this Article and if Tenant should sublet all or a portion of the demised premises for a rental in excess of the sum of annual rental stipulated herein and additional rent arising hereunder, then Tenant shall pay to Landlord as additional rent fifty percent (50%) of such excess amount. In computing such excess amount appropriate pro rata adjustments shall be made with respect to a subletting of less than all of the demised premises.

(e) Tenant hereby waives any claim against Landlord for money damages which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent to an assignment or a subletting pursuant to this Article. Tenant agrees that its sole remedy shall be an action or proceeding to enforce such provision or for specific performance.

Tenant's Initials **Landlord's Initials**

III

If this lease is assigned and Landlord consents to such assignment, Tenant covenants and agrees that the terms, covenants and conditions of this lease may be changed, altered or modified in any manner whatsoever by Landlord and the assignee without the prior written consent of Tenant and that no such change, alteration or modification shall release Tenant from the performance by it of any of the terms, covenants and conditions on its part to be performed under this lease. Any such change, alteration or modification which would have the effect of increasing or enlarging Tenant's obligations or liabilities under this lease shall not, to the extent only of such increases or enlargement, be binding upon Tenant.

IV

Tenant acknowledges that Williams from time to time may be obligated to endeavor to rent competitive space available in the building on behalf of and pursuant to the instructions of Landlord or another tenant of the building.

38. Tenant's Changes

(a) Supplementing Article 3, Landlord's consent shall not be required for minor changes to the demised premises such as the installation of furniture, furnishings, cabinets and shelves which are not affixed to the realty. All other renovations, decorations, additions, installations, improvements and alterations of any kind or nature in or to the demised premises whether performed by Tenant or by Landlord ("Tenant Changes") shall require the prior written consent of Landlord which, in the case of non-structural interior Tenant Changes, Landlord agrees not to unreasonably withhold, provided Tenant first complies with all applicable requirements of this lease including any Workletter attached to this lease and the building Rules and Regulations Governing Tenant Alterations (herein called the "Alterations Rules"). In no event shall Landlord be required to consent to any Tenant Changes which would affect the structure of the building, the exterior thereof, any part of the building outside of the demised premises or the mechanical, electrical, heating, ventilation, air conditioning, sanitary, plumbing or other service systems and facilities (including elevators) of the building, and such Tenant Changes shall be performed only by contractors designated or approved by Landlord. In connection with Landlord's agent's review, modification, approval, supervision and/or coordination of plans and specifications for Tenant Changes, agent shall endeavor to advise Tenant whether the proposed Tenant's Changes are compatible with building systems and facilities, in compliance with the requirements of this lease, in conformity with applicable legal requirements or likely to result in excessive cost to Tenant, but, notwithstanding the foregoing, Landlord's agent shall have no liability in connection with such advice. Tenant shall, promptly upon demand, reimburse Landlord's agent for any reasonable out-of-pocket fees, expenses and other charges incurred by Landlord or its agent in connection with the review, modification and/or approval of such plans and specifications which affect the Building's mechanical, electrical, plumbing or HVAC systems by Landlord's agent and other professional consultants of Landlord. There shall be no review fees payable by Tenant for Landlord's agent internal cost of review.

(b) Nothing in this lease is intended to constitute a consent by Landlord to the subjection of Landlord's or Tenant's interest in the building or the land on which the building is located to any lien or claim by any person which supplies any work labor, material, service or equipment to Tenant in performing any Tenant Changes. Landlord hereby notifies all such persons of such intent and each such person agrees that by performing any Tenant Changes for Tenant it accepts that Landlord has not granted such consent and that such person shall not have a right to file any lien or claim against such interest of Landlord or Tenant in the building or land upon which it is located. Tenant agrees to provide a copy of this Article to all such persons prior to entering into any contract for or otherwise having Tenant Changes performed. If Tenant's use of any contractor, subcontractor, vendor, supplier or other party causes or threatens to cause disharmony, labor disputes, strikes or picketing of any kind whatsoever, such party shall be dismissed, removed from the job site, and excluded from the building, and the work of such party shall be continued by Tenant by others satisfactory to Landlord.

(c) In performing any alterations or installations, Tenant shall be responsible for the cost of compliance with all applicable governmental rules and regulations including, without limitation, The Americans With Disabilities Act of 1990, Public Law 101-336 42 U.S.C. Secs. 12101 et. seq., together with all amendments thereto which may be adopted from time to time, and all regulations and rules promulgated thereunder.

39. Electric Current

Electric current is to be supplied by Landlord, and Tenant covenants and agrees to purchase the same from Landlord or Landlord's designated agent at a rate equal to 110% (the "Rate") of Landlord's Average Cost for obtaining electric current from the public utility (or an equivalent substitute provider) providing the same. "Landlord's Average Cost" shall, for the purposes of this lease, be determined by dividing (y) the total dollar amount billed to the Landlord for the building by the public utility company providing electric current to the building for the relevant billing period (including, without limitation, all charges for demand, fuel, on-peak and off-peak usage, time of day usage, and any and all other relevant adjustments and charges) by (z) the total kilowatt hours utilized by the building for such billing period. Where more than one submeter measures the service of Tenant in the building, the service rendered through each submeter may be computed and billed separately in accordance with the Rate. All bills for submetered electric shall paid be within ten (10) days after the same are rendered and to the extent same are not paid, Landlord may, without further notice, discontinue the service of electric current to the demised premises without releasing Tenant from liability under this lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by Tenant by such discontinuance of service. At the option of Landlord, Tenant also agrees to purchase from Landlord or its agent all lamps or bulbs used in the demised premises and to pay the cost of installation thereof. Landlord shall not in any other wise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric services is changed or is no longer available or suitable for Tenant's requirements. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers Landlord will also at the sole cost and expense of Tenant, install all other equipement proper and necessary in connection therewith subject to the aforesaid terms and conditions. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers or wiring installations. It is further covenanted and agreed by Tenant that all the aforesaid costs and expenses shall be paid by Tenant to Landlord within five (5) days after rendition of any bill or statement to Tenant therefor. Landlord may discontinue any of the aforesaid services upon ninety (90) days notice to Tenant without being liable to Tenant therefor or without in any way affecting this lease or the liability of Tenant hereunder or causing a diminution of rent and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. In the event Landlord gives such notice of discontinuance, Landlord shall permit Tenant to receive such service direct from said public utility corporation, in which event, the Landlord will at its own cost and expense, furnish and install all risers, service wiring, and switches that may be necessary for such installation and required by the public utility corporation, and thereafter Tenant will at its own cost and expense, maintain and keep in good repair all such risers, wiring and switches. Tenant shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance. Rigid conduit only will be allowed. If any tax is imposed upon Landlord's receipts from the sale or resale of electric energy or gas or telephone service to Tenant by any Federal, State or municipal Authority, Tenant covenants and agrees that, where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to, and included in the bill of and paid by, Tenant to Landlord. Any sums due and payable to Landlord under this Article shall be collectible as additional rent. Landlord agrees to make six (6) watts per rentable square foot "demand load" available for use by Tenant, exclusive of electric current required for Tenant's air-conditioning, provided however, Tenant must submit a load letter from an independent engineer substantiating Tenant's need for such six (6) watts. However, Tenant acknowledges and agrees that after the commencement date of the lease and after the demised premises have been fully operational during a normal heating and cooling cycle, then depending upon the actual consumption during such cycle if such actual consumption is less than six (6) watts per rentable square foot then in such event, Landlord, at its option, may redistribute the difference between Tenant's then current consumption and the six (6) watts per rentable square foot to other tenants in the Building or for Landlord's Building systems, provided however, that the amount of electricity allocated to Tenant as a result of such reduction shall never be less than the greater of five (5) watts per rentable square foot demand load or the amount then actually used by Tenant per rentable square foot demand load.

40. Deposit of Checks

Landlord's deposit of any checks delivered by Tenant simultaneously with Tenant's execution of this lease shall not constitute Landlord's execution and delivery of this lease.

41. Partial Payment

If Landlord receives from Tenant any payment (Partial Payment) less than the sum of the fixed annual rent, additional rent and other charges then due and owing pursuant to the terms of this lease, Landlord in its sole discretion may allocate such Partial Payment in whole or in part to any fixed annual rent, any additional rent and/or any other charges or to any combination thereof.

42. Whenever Landlord is required or permitted to send any notice or demand to Tenant under or pursuant to this lease, including, but not limited to any demand for rent or notice of default it may be given by Landlord's Agent, attorney, executor, trustee or personal representative, with the same force and effect as if given by the Landlord. Landlord hereby advises Tenant that Landlord's current agent is Williams U.S.A. Realty Services Inc., 380 Madison Avenue, New York, New York 10017.

Tenant's Initials DY **Landlord's Initials**

43. **ESTOPPEL CERTIFICATE**

Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Landlord under this lease, and, if so, specifying each such default.

44. **LEASE NOT BINDING UNLESS EXECUTED AND DELIVERED**

It is specifically understood and agreed that this lease is offered to Tenant by the managing agent of the building, solely in its capacity as such agent and subject to Landlord's acceptance and approval and that Tenant has hereunto affixed its signature with the understanding that the said lease shall not in any way bind Landlord or its agent until such time as the same has been approved and executed by Landlord and delivered to Tenant. The execution and delivery of this lease by Tenant shall constitute an irrevocable offer to enter into this lease on the part of Tenant and its representation that the Other Broker, if any, shall not seek compensation from Landlord if Landlord and Tenant do not approve, execute and deliver this lease.

45. **CONFLICT BETWEEN RIDER AND PRINTED LEASE**

If and to the extent that any of the provisions of any rider to this lease conflict or are otherwise inconsistent with any of the printed provisions of this lease, whether or not such inconsistency is expressly noted in the rider, the provisions of the rider shall prevail. In the event the party of the first part is referred to in this lease as "Owner", the term "Landlord", as used herein, shall be deemed synonymous with the term "Owner".

46. **SPECIAL SERVICES**

Upon Tenant's request Landlord or its managing agent may, but, except as otherwise expressly provided in this lease, shall not be obligated to, perform or cause to be performed for Tenant from time to time various construction, repair and maintenance work, moving services and other types of work or services in or about the demised premises and the building. If such work or services shall be performed for Tenant, Tenant agrees to pay therefor either the standard charges of Landlord or its managing agent in effect from time to time, if any, or the amount agreed to be paid for such services. Tenant agrees to pay all such charges within ten (10) days after Landlord or Landlord's managing agent has submitted a bill therefor and unless otherwise expressly provided in writing such charges shall be payable as additional rental under this lease and in the event of a default by Tenant in the payment thereof Landlord shall have all of the remedies hereunder that Landlord would have in the event of a default in the payment of annual rental. Landlord agrees to waive the freight elevator charges in connection with the Tenant's initial move-in provided that such usage shall not obligate Landlord to incur overtime wages or other additional costs.

47. **AS IS**

Tenant acknowledges that it has inspected the building and the demised premises, agrees to accept the demised premises in its "AS IS" physical condition as of the date possession is tendered to Tenant and acknowledges that Landlord shall not be obligated to make any improvements or alterations to the demised premises whatsoever, except as provided on the Workletter annexed hereto as Exhibit "A" ("Landlord's Work").

48. **ADDITIONAL ASSIGNMENT AND SUBLETTING PROVISIONS**

The Article to this lease captioned "Assignment & Subletting (Article 11 continued)" is hereby amended by adding to Subdivision I thereof the following sub-paragraphs:

(m) The consent by Landlord to any assignment, subletting, or occupancy shall not in any wise be construed to relieve Tenant from obtaining the express consent, in writing, of Landlord to any further assignment, subletting, sub-subletting, or occupancy, which consent Landlord shall have the right to withhold for any reason whatsoever.

(n) Tenant shall have no right to assign this lease or sublet the whole or any part of the demised premises to any party which is then a tenant, subtenant, licensee or occupant of any part of the building in which the demised premises are located.

(o) If Tenant hereunder shall be a corporation, the transfer of a majority of the stock of Tenant shall be deemed an assignment of this lease.

Tenant's Initials DH **Landlord's Initials**

(p) Each sublease of the demised premises shall be deemed to contain the following provisions, whether or not specifically included therein:

(1) "In the event of a default under any underlying lease of all or any portion of the premises demised hereby which results in the termination of such lease, or if the lessor under any such underlying lease shall exercise any right to cancel or terminate such underlying lease, the subtenant hereunder shall, at the option of the lessor under any such lease, attorn to and recognize such lessor as Landlord hereunder and shall, promptly upon such lessor's request, execute and deliver all instrument necessary or appropriate to confirm such attornment and recognition. The subtenant hereunder hereby waives all rights under present or future law to elect, by reason of the termination of such underlying lease, to terminate this sublease or surrender possession of the premises demised hereby. If the lessor under such underlying lease does not exercise the aforesaid option, the term of this sublease shall terminate simultaneously with the term of the underlying lease and subtenant hereby agrees to vacate the premises subleased on or before the effective date of termination of the underlying lease."

(2) "This sublease may not be assigned or the sublet premises further sublet, in whole or in part, without the prior written consent of the lessor under any underlying lease of all or any portion of the premises demised hereby."

(q)(1) Anything contained herein to the contrary notwithstanding, the consent of Landlord shall not be required for, and the provisions of Section I (d) and Section (II) (a), (b) and (c) of Article 37 shall not apply to, (a) an assignment of this Lease in connection with a bona fide sale of Tenant's business together with substantially all of Tenant's assets **(a "Bona Fide Sale")** or (b) an assignment of this Lease, or sublease of all or part of the premises, to a Related Entity, provided that (i) with respect to both clauses (a) and (b), above, Landlord is given prior notice thereof and reasonably satisfactory proof that the requirements of this Lease have been met and Tenant shall remain liable, jointly and severally with any transferee or assignee, for the obligations of Tenant under this Lease, (ii) with respect to a Bona Fide Sale, the net worth of the transferee (exclusive of good will) on the day immediately preceding such sale is not less than the greater of the net worth of Tenant (exclusive of good will) on the date hereof or the day immediately preceding such sale (and Landlord is given at the time of such exercise reasonably satisfactory proof that such net worth requirements have been met) and (iii) with respect to an assignment or sublease to a Related Entity, in Landlord's reasonable judgment the proposed assignee or subtenant, as the case may be, is engaged in a business and the premises, or the relevant part thereof, will be used in a manner which (x) is in keeping with the standards of the Building and (y) would not adversely affect or unreasonably increase Landlord's cost in the operation of the Building. In addition, the parties expressly acknowledge that in the event of an assignment of this lease to a Related Entity (a) such assignment shall not in any way be deemed to modify any of the terms, covenants and conditions of this lease; (b) the obligations of Tenant under this lease shall not be discharged or otherwise affected and (c) that all of the rights and remedies of the Landlord contained in this lease shall remain unmodified and in full force and effect.

(2) For purposes of this Article, (i) a "Related Entity" shall mean a wholly-owned subsidiary of Tenant or any corporation or entity which controls or is controlled by Tenant or is under common control with Tenant and (ii) the term "control" shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of at least fifty (50%) percent of the equity interest of the controlled entity or the possession of the power to direct or cause the direction of the management and policy of such corporation or other entity whether through the ownership of voting securities, by statute, by contract or otherwise.

49. HOLDING OVER

If Tenant holds over in possession after the expiration or sooner termination of the original term or of any extended term of this lease, such holding over shall not be deemed to extend the term or renew this lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be the sum of:

(a) 1/12 of the highest annual rent rate set forth on page one of this lease, times 2.5, plus

(b) 1/12 of the net increase, if any, in annual fixed rental due solely to increases in the cost of the value of electric service furnished to the premises in effect on the last day of the term of this lease, plus

(c) 1/12 of all other items of annual additional rental, which annual additional rental would have been payable pursuant to this lease had this lease not expired, plus

(d) those other items of additional rent (not annual additional rent) which would have been payable monthly pursuant to this lease, had this lease not expired, which total sum Tenant agrees to pay to Landlord promptly upon demand, in full, without set-off or deduction. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant's failure to vacate the demised premises after the expiration or sooner termination of this lease. The aforesaid provisions of this Article shall survive the expiration or sooner termination of this lease.

50. **LIMITATION ON RENT**

If at the commencement of, or at any time during the term of this lease, the rent reserved in this lease is not fully collectible by reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant agrees to take such steps as Landlord may request to permit Landlord to collect the maximum rents which may be legally permissible from time to time during the continuance of such legal rent restriction (but not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, Tenant shall pay to Landlord, to the extent permitted by law, an amount equal to (a) the rents which would have been paid pursuant to this lease but for such legal rent restriction less (b) the rents paid by Tenant to Landlord during the period such legal rent restriction was in effect.

51. **BROKERAGE**

Landlord and Tenant each warrant and represent to each other that it has had no dealings with any broker or agent except Williams Real Estate Co. Inc. ("Williams") and Other Broker referenced below in connection with this lease and covenants and agrees to hold harmless and indemnify each other from and against any and all costs, expenses or liability for any compensation, commissions, fees and charges claimed by any other broker or agent with respect to this lease or the negotiation thereof based upon the allegations that the indemnifying party, its agents or representatives dealt with someone other than Williams and Other Broker, as a broker in connection with this lease. The obligation of each party contained herein shall survive the expiration or earlier termination of this lease. Landlord agrees to pay the brokers named in this Article their respective commissions in accordance with Landlord's separate agreement with such brokers.

Other Broker: Kaufman/Adler Realty LLC

52. **GOVERNMENTAL REGULATIONS**

If, at any time during the term of this lease, Landlord expends any sums for alterations or improvements to the building which are required to be made pursuant to any law, ordinance or governmental regulation, or any portion of such law, ordinance or governmental regulation, which becomes effective after the date hereof, Tenant shall pay to Landlord, as additional rent, the same percentage of such cost as is set forth in the provision of this lease which requires Tenant to pay increases in Real Estate Taxes, within ten (10) days after demand therefor. If, however, the cost of such alteration or improvement is one which is required to be amortized over a period of time pursuant to applicable governmental regulations or generally acceptable accounting principles, Tenant shall pay to Landlord, as additional rent, during each year in which occurs any part of this lease term, the above-stated percentage of the reasonable annual amortization of the cost of the alteration or improvement made. For the purposes of this Article, the cost of any alteration or improvement made shall be deemed to include the cost of preparing any necessary plans and the fees for filing such plans.

53. **INTENTIONALLY OMITTED**

54. **LANDLORD'S MANAGING AGENT**

Tenant agrees that all of the representations, warranties, waivers and indemnities made in this lease by Tenant for the benefit of Landlord shall also be deemed to inure to and be for the benefit of Williams Real Estate Co. Inc., its officers, directors, employees, independent contractors, affiliates and subsidiaries.

55. **BUILDING DIRECTORY**

At the written request of Tenant, Landlord shall list on the building's directory the name of Tenant, any trade name under which Tenant has the right to operate, any other entity permitted to occupy any portion of the demised premises under the terms of this lease, and the officers and employees of each of the foregoing entities, provided the number of names so listed does not exceed the same percentage of the capacity of such directory as is set forth in the provision of this lease which requires Tenant to pay increases in Real Estate Taxes. If requested by Tenant, Landlord may (but shall not be required to) list the name of Tenant's subsidiaries and affiliates; however, the listing of any name other than that of Tenant shall neither grant such party or entity any right or interest in this lease or in the demised premises nor constitute Landlord's consent to any assignment or sublease to, or occupancy of the demised premises by, such party or entity. Except for the name of Tenant, any such listing may be terminated by Landlord, at any time, without notice.

56. **INTENTIONALLY OMITTED**

Tenant's Initials DM **Landlord's Initials** M

57. **ADDITIONAL RENT**

All payments other than the annual rental to be made by Tenant pursuant to this lease shall be deemed additional rent and, in the event of any nonpayment thereof, Landlord shall have all rights and remedies provided for herein or by law for nonpayment of rent. Tenant shall have ninety (90) days from its receipt of any additional rent statement to notify Landlord, by certified mail, return receipt requested, that it disputes the correctness of such statement. After the expiration of such ninety (90) day period, such statement shall be binding and conclusive upon Tenant. If Tenant disputes the correctness of such statement, Tenant shall, as a condition precedent to its right to contest such correctness, make payment of the additional rent billed, without prejudice to its position. If such dispute is finally determined in Tenant's favor, Landlord shall refund to Tenant the amount overpaid (without interest). Notwithstanding anything to the contrary contained in this Article 57, if Tenant disputes the correctness of an item of additional rent which correctness is attributable to either (i) a transposition of the digits (i.e. $9,496.00 in lieu of $4,996.00); or (ii) scrivener's error (i.e. $10,000.00 in lieu of $1,000.00), Tenant shall not be required to make payment of such item of additional rent as a condition precedent to dispute the correctness thereof.

58. **SUBMISSION TO JURISDICTION, ETC.**

This lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of this State of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in courts located within the County of New York. Tenant, any guarantor of the performance of its obligations hereunder ("Guarantor") and their successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive the personal service of any process upon them in any action or proceeding therein and consent that such process be served by certified or registered mail, return receipt request, directed to the Tenant and any successor at Tenant's address hereinabove set forth, to Guarantor and any successor at the address set forth in the instrument of guaranty and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made two (2) days after such process is so mailed.

If (i) Landlord commences any action or proceeding against Tenant, or (ii) Landlord is required to defend any action or proceeding commenced by Tenant, in connection with this lease and such action or proceeding is disposed of, by settlement, judgment or otherwise, favorably to Landlord, Landlord shall be entitled to recover from Tenant in such action or proceeding, or a subsequently commenced action or proceeding, Landlord's reasonable attorneys' fees and disbursements incurred in connection with such action or proceeding and all prior and subsequent discussions and negotiations and correspondence relating thereto.

59. **INTENTIONALLY OMITTED**

60. **EXCULPATION**

If Tenant shall request Landlord's consent or approval and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent or approval, it being agreed that Tenant's sole remedy shall be an action for specific performance or an injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or approval or where as a matter of law, Landlord may not unreasonably withhold its consent or approval.

Tenant acknowledges and agrees that if Landlord shall be an individual, joint venture, tenancy-in-common, firm or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, tenancy-in-common, firm or partnership in respect of any of the covenants or conditions of this lease. In addition, notwithstanding anything to the contrary contained in this lease, it is agreed and understood that Tenant shall look solely to the estate and property of Landlord in the Building for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of any default or breach by Landlord in the performance of its obligations under this lease, it being intended hereby that no other assets of Landlord or its principals shall be subject to levy, execution, attachment or other such legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach.

61. **INSURANCE CLAUSE**

(A) Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect commencing with the delivery of possession date and continuing throughout the term of this lease, insurance policies

Tenant's Initials [JH] **Landlord's Initials** [ ]

providing for the following coverage:(a) all risk property insurance, insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all items of personal property of Tenant located on or in the demised premises, in an amount equal to not less than the full replacement value thereof and business interruption/extra expense on an actual loss sustained basis. Any and all proceeds of such insurance, so long as the lease shall remain in effect, shall be used only to repair or replace or pay for the items so insured; (b) a commercial general liability policy, including Landlord and any entity in which Landlord owns an interest and any entity affiliated with Landlord and each of their members, managers, shareholders, directors, officers, partners, employees, servants and agents as additional insureds, protecting against any and all claims for injury to persons or property occurring in or about the demised premises and protecting against assumed or contractual liability under this lease with respect to the demised premises and the operations of Tenant and any subtenant of Tenant in, on or about the demised premises, with such policy to be in the minimum amount of $3 MM combined single limit per occurrence/$3 MM general aggregate per location, provided however, that at Landlord's option, such minimum limit may from time to time, be increased, with such increase to occur not more often than once during each lease year during the term hereof; (c) products liability insurance for merchandise offered for sale or lease from the demised premises, including (if this Lease covers demised premises in which food and/or beverages are sold and/or consumed) liquor liability coverage (if applicable to Tenant's business) and coverage for liability arising out of the consumption of food and/or alcoholic beverages on or obtained at the demised premises of, of not less than $3 MM per occurrence /aggregate for bodily injury and death and property damage; (d) comprehensive automobile liability insurance, including non-owned auto and hired car coverage providing third party liability insurance, covering all licensed vehicles owned or operated by or on behalf of Tenant; (e) workers' compensation coverage as required by law; (f) with respect to alterations, improvements and the like required or committed to be made by Tenant hereunder, contingent liability and builders risk insurance in amounts satisfactory to Landlord; and (g) the insurance required under any separate exhibits.

(B) All insurance policies herein to be procured by Tenant shall: (i) be written as primary coverage, not contributing with, nor in excess of, coverage that Landlord may carry; (ii) be issued by insurance companies reasonably satisfactory to Landlord, with a Best's rating of no less than *A VIII* and authorized to do business in the State of the New York; (iii) shall contain any express waiver of any right of subrogation by the insurance company against Landlord, Landlord's managing agent and their respective agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this lease. With respect to each and every one of the insurance policies herein required to be procured by Tenant, on or before the commencement date and before any such insurance policies shall expire, Tenant shall deliver to the Landlord a duplicate original or certified copy of each such policy or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this section and containing provisions specified herein, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder, may be carried under a blanket policy covering the demised premises and other locations of Tenant. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless Landlord shall first have been given thirty (30) days' prior written notice thereof (except 10 days for non-payment of premium), the insurer will not cancel, materially change or fail to renew the coverage provided by such insurance policy. Tenant shall not do so or permit to be done any act or thing upon the demised premises that will invalidate or be in conflict with fire insurance policies covering the building containing the demised premises or any part thereof, including all common areas, or fixtures and property therein, or any other insurance policies or coverage referred to above in this Article; and Tenant shall promptly comply with rules, orders, regulations, or requirements relating to such insurance policies, and shall not do, or permit anything to be done, in or upon the demised premises, or bring or keep anything therein, which shall increase the rate of fire insurance on the building in which the demised premises are located or on any property, including all common areas, located therein, or increase the rate or rates of any other insurance referred to here in above. If any act or omission of Tenant, its agents, employees or contractors shall result in any increase in the premium rates applicable to any such insurance policies carried by Landlord, or other increased costs to Landlord in connection therewith, then Tenant shall reimburse Landlord on demand as additional rent for the amount of any such increased rates or costs. In particular, if Tenant uses the demised premises for the preparation of food, Tenant shall reimburse Landlord or demand, for any part of the premium for insurance coverage required to be paid on account of such use of the demised premises.

(C) Landlord and Tenant hereby release and waive all rights of recovery against each other, their officers, directors, shareholders, partners, joint venture partners, employees and agents for any loss arising from any cause covered by any insurance required to be carried by each of them pursuant to this Article, or

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any other insurance actually carried by each of them even if the loss is due to the negligence of the other. This waiver includes any deductibles and/or self insured retentions each chooses to retain. Each party shall cause its insurers to waive all rights of recovery by way of subrogation against the other in connection with any damage covered by any such policy.

62. **CERTAIN RENTAL PAYMENT PROVISIONS**

Tenant agrees that annual rental shall be payable as provided in this lease without prior notice or demand. All rental payable under this lease shall be paid by check, subject to collection, drawn on a New York City branch of a member of the New York Clearinghouse. If Tenant shall fail to pay any installment of annual rental or any other additional rent payable under this lease within ten (10) days after the same shall have become due and payable hereunder, at Landlord's option such unpaid sums shall bear interest from the due date(s) thereof until paid in full at a monthly rate of interest equal to the lesser of (i) one-twelfth (1/12th) of the maximum annual rate of interest permitted by law or (ii) one (1%) percent.

63. **INTENTIONALLY OMITTED**

64. **WATER CHARGES**

If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Landlord to be the sole judge) Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised premises or any part thereof is supplied with water, Tenant shall pay to Landlord, as additional rent, on the first day of each month, $100.00 for the use of such water. Independently of and in addition to any of the remedies reserved to Landlord hereinabove or elsewhere in this lease, Landlord may sue for and collect any monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes hereinabove set forth.

65. **SPRINKLERS**

Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommended or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's manner of use, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Landlord as additional rent, the sum of $100.00 on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

66. **INTENTIONALLY OMITTED**

67. **RESTRICTIONS ON USE/CHANGE OF USE**

(A) Notwithstanding anything in Article 2 or elsewhere in this lease to the contrary, Tenant shall not use or permit all or any part of the demised premises to be used for the: (i) storage for purpose of sale of any alcoholic beverage in the demised premises; (ii) storage for retail sale of any product or material in the demised premises; (iii) conduct of a manufacturing, printing or electronic data processing business, except that Tenant may operate business office reproducing equipment, electronic data processing equipment and other business machines for Tenant's own requirements (but shall not permit the use of any such equipment by or for the benefit of any party other than Tenant); (iv) rendition of any health or related services, conduct of a school or

Tenant's Initials [BH] **Landlord's Initials** [initials]

conduct of any business which results in the presence of the general public in the demised premises; (v) conduct of the business of an employment agency or executive search firm; (vi) conduct of any public auction, gathering, meeting or exhibition; (vii) conduct of banking and related financial business operations (except a credit union and/or benefit plans for Tenant's employees) or a stock brokerage office or business, if such banking, financial or brokerage operations result in the presence of the general public in the demised premises.

(B) Tenant shall not use or permit all or any part of the demised premises to be used so as to impair the Building's character or dignity or impose any additional burden upon Landlord in its operation.

(C) Tenant shall not obtain or accept for use in the demised premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any party not theretofore approved by the Landlord (which party's charges shall not be excessive). Such services shall be furnished only at such hours, in such places within the demised premises and pursuant to such regulations as Landlord prescribes.

68. **MODIFICATIONS REQUESTED BY MORTGAGEE**

If any prospective mortgagee of the Building, the land thereunder or any leasehold interest in either requires, as a condition precedent to issuing its loan, the modification of this lease in such manner as does not lessen Tenant's rights or increase its obligations hereunder other than to a de minimus extent, Tenant shall not withhold or delay its consent to such modification and shall execute and deliver such confirming documents therefore as such mortgagee requires.

69. **FINANCIAL STATEMENTS FOR PROSPECTIVE MORTGAGEES**

Tenant understands that Landlord may be asked to submit financial information relative to tenants of the Building to lending institutions to which Landlord submits a proposal for a new mortgage. Tenant agrees to furnish to Landlord, for confidential submission to proposed institutional lenders, within thirty (30) days after Landlord's request, a copy of a certified financial statement of Tenant for Tenant's last completed fiscal year for which such statement has been prepared and a certified financial statement for any Guarantor of this lease. Such financial statements shall include a Balance Sheet, Profit and Loss Statement, and notes explaining such sheets and statements, if any.

70. **AIR CONDITIONING MAINTENANCE**

Throughout the term of this lease Tenant shall at its own cost and expense (i) cause to be performed all maintenance of the air conditioning system, equipment and facilities (hereinafter called the "A/C System"), if any, located in or servicing the demised premises, including all repairs and replacements thereto (but excluding replacements which are deemed "major" required to be made to the A/C System, which shall be the responsibility of Landlord, and shall be performed by Landlord at its sole cost and expense), and (ii) maintain in force and provide a copy of same to Landlord an air conditioning service repair and full service maintenance contract in form satisfactory to Landlord with an air conditioning contractor or servicing organization approved by Landlord thirty (30) days after Tenant takes possession of the demised premises for the conduct of Tenant's business. Any such contract shall expressly state (i) that it shall be an automatically renewing contract terminable by no less than thirty (30) days prior written notice to the Landlord, and (ii) that the contractor providing such service shall maintain a log at the demised premises detailing the service provided during each visit pursuant to such contract. Tenant shall keep such log at the demised premises and permit Landlord to review same promptly after Landlord's request. For purposes hereof, a "major" replacement shall be deemed to mean replacement of compressor(s), condenser(s), fan(s), blower(s) and DX coil(s). All other replacements shall be deemed minor and shall be the responsibility of Tenant. In addition, the obligation for Landlord to make major replacements is expressly conditioned upon Tenant maintaining in full force throughout the lease term the service maintenance contract referred to herein. The entire A/C System is and shall at all times remain the property of Landlord, and at the expiration or sooner termination of this lease Tenant shall surrender to Landlord the entire A/C System in good working order and condition. Tenant shall not make any changes or additions to the A/C System until Tenant shall have received Landlord's written consent thereto. Should Tenant fail to obtain the contract required herein, Landlord may do so and charge the Tenant the monthly cost of same plus an administrative fee equal to fifteen percent (15%) of such cost, as additional rent hereunder, and Tenant shall pay the first installment of same by no later than the sooner to occur of (a) the tenth (10th) day after Landlord bills Tenant for such charge, or (b) the date Tenant's next installment of fixed rent is due. Thereafter, Tenant shall pay such monthly charge with its monthly fixed rental installment. Landlord will assign to Tenant the warranties which Landlord obtains from third parties regarding such A/C System. If Landlord fails to obtain or assign such warranties to Tenant, Landlord will obtain and pay the first year's maintenance fees under the service maintenance contract referred to above.

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71. CONDENSER WATER

Landlord is currently contemplating the installation of a water tower upon the Building's roof so as to make available to Tenant condenser water for Tenant's use at all times (i.e. twenty four (24) hours per day, seven (7) days per week). In the event such water tower is ultimately installed, Tenant shall have the option to elect to utilize said condenser water, provided that Tenant gives written notice to Landlord of such election within ten (10) days after Tenant's receipt of notification that the condenser water is available, and provided that Tenant is not otherwise is default under this lease, and in connection therewith Tenant acknowledges that Landlord, shall perform, at Tenant's sole and cost and expense, certain work ("A/C Tap-In Work") consisting of the tapping in to the riser to the water tower and providing a valve for Tenant to tie-in to the piping from the riser to the Tenant's air-conditioning unit ("A/C Unit"). Upon completion of the A/C Tap-In Work, Tenant shall be responsible at its sole cost and expense to furnish and install all associated piping and ductwork with the A/C Unit. In connection therewith, Tenant shall pay for the water consumed to service such A/C Units, as shown on the meter which measures Tenant's consumption thereof, as and when bills are rendered, and which shall be deemed additional rent under the lease. Notwithstanding the foregoing, although it is Landlord's intention to proceed as indicated above, Landlord shall be under no obligation to perform any such work nor shall this lease or any of Tenant's obligations hereunder be affected by Landlord's failure to so perform. Landlord represents that the cost of condenser water charged to Tenant shall be the same amount charged to other tenants of the Building.

72. INTENTIONALLY OMITTED

73. COMMENCEMENT DATE/RENT DATE/EXPIRATION DATE

73.01 Anything contained herein to the contrary notwithstanding, the term of this lease shall commence on the date (the "Commencement Date") which is three (3) business days after the date on which Landlord gives notice to Tenant that the Landlord's Work has been substantially completed ("Substantial Completion"), or the date on which Tenant (or its agent) enters, uses or occupies any portion of the demised premises, whichever occurs first. Tenant's obligations to pay the "Fixed Rent" shall commence as of the date (the "Rent Date") which is one hundred thirty five (135) days after the Commencement Date except that Tenant shall pay all additional rent otherwise payable hereunder including, without limitation, charges attributable to electric service as of the Commencement Date. As soon as the Commencement Date, Rent Date and the "Expiration Date" (defined below) are known, Landlord and Tenant shall execute a memorandum confirming the same on demand, but any failure to execute such a memorandum shall not affect any of those dates.

73.02 The term of this lease (the "Term") shall expire, unless sooner terminated as provided herein, on the date (the "Expiration Date") which is the last day of the calendar month in which the tenth (10th) anniversary of the Rent Date occurs, unless the Rent Date is the first day of the calendar month, in which event the Term shall expire on the day before such tenth (10th) anniversary. If the Rent Date is not the first day of a calendar month, the first monthly installment of the fixed rent paid upon execution of this lease shall be prorated on the first day of the month which follows the Rent Date with Tenant to be credited for the portion of the previous month which elapsed prior to the Rent Date.

73.03 Tenant covenants and agrees to pay "fixed rent" to Landlord in equal advance monthly installments on the first day of each and every calendar month which occurs, in whole or in part, during the Term commencing as of the Commencement Date (except for the first such installment due upon execution of this lease which shall be applied as the installment due on the Rent Date) without any prior demand, offset or deduction whatsoever at the following annual rental rates:

a) Five Hundred Eighty Three Thousand Seven Hundred Eighty Seven ($583,787.00) Dollars per year from the Rent Date to and including the last day of the month of the fifth "Lease Year" (defined below);

b) Six Hundred One Thousand Three Hundred One ($601,301.00) Dollars per year from the first day of the second (2nd) Lease Year to the last day of the second (2nd) Lease Year;

c) Six Hundred Nineteen Thousand Three Hundred Forty ($619,340.00) Dollars per year from the first day of the third (3rd) Lease Year to the last day of the third (3rd) Lease Year;

d) Six Hundred Thirty Seven Thousand Seven Hundred Ninety Two ($637,792.00) Dollars per year from the first day of the fourth (4th) Lease Year to the last day of the fourth (4th) Lease Year;

e) Six Hundred Fifty Seven Thousand Fifty Seven ($657,057.00) Dollars per year from the first day of the fifth (5th) Lease Year to the last day of the fifth (5th) Lease Year;

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f) Seven Hundred Nine Thousand Thirty Two ($709,032.00) Dollars per year from the first day of the sixth (6th) Lease Year to the last day of the sixth (6th) Lease Year;

g) Seven Hundred Thirty Thousand Three Hundred Three ($730,303.00) Dollars per year from the first day of the seventh (7th) Lease Year to the last day of the seventh (7th) Lease Year;.

h) Seven Hundred Fifty Two Thousand Two Hundred Twelve ($752,212.00) Dollars per year from the first day of the eighth (8th) Lease Year to the last day of the eighth (8th) Lease Year;

i) Seven Hundred Seventy Four Thousand Seven Hundred Seventy Nine ($774,779.00) Dollars per year from the first day of the ninth (9th) Lease Year to the last day of the ninth (9th) Lease Year; and.

j) Seven Hundred Ninety Eight Thousand Twenty Two ($798,022.00) Dollars per year from the first day of the tenth (10th) Lease Year to the Expiration Date.

73.04 "Lease Year" means successive twelve (12) calendar month periods commencing on the first day of the calendar month which follows the Rent Date unless the Rent Date is the first day of the month, in which event the first Lease Year shall begin on the Rent Date and each Lease Year thereafter shall begin on an anniversary of the Rent Date.

73.05 As used in this lease, "rent" or "rents" shall mean and include "fixed rent" and any and all additional rent. References to "fixed rent" shall mean and include the "annual rental" or the "annual rental rate".

73.06 For purposes of this lease, "Substantial Completion" shall be deemed to mean the date when the Landlord's Work shall have been completed with the exception of punch list items and insubstantial details which do not prevent Tenant from conducting its business at the demised premises. Notwithstanding the foregoing Substantial Completion shall be deemed to have occurred notwithstanding the fact that the work contemplated under work items 2, 3, 4 and 5 of Exhibit A has not been substantially completed, it being expressly understood that such work shall be commenced and completed subsequent to the Commencement Date.

74. **DELAY IN SUBSTANTIAL COMPLETION**

If Substantial Completion of Landlord's Work is delayed by reason of any Tenant Delay (as hereinafter defined) and/or Tenant's performance of any work that Tenant performs with Landlord's permission in the demised premises during the course of Landlord's Work, the date of Substantial Completion shall be accelerated by one (1) day for each day of delay and in additional Tenant shall pay to Landlord as additional rent within ten (10) days after demand therefor all costs and disbursements which Landlord actually sustains by reason of such delay. In no event shall Landlord be required to commit additional personnel to the performance of Landlord's Work to negate a Tenant Delay. If Tenant pays any sum due hereunder later than ten (10) days after the date of request therefor by Landlord, then Tenant shall pay, as additional rent, interest on the unpaid sum at the maximum legal rate from the date of Landlord's request.

The term "Tenant Delay" shall mean any delay that Landlord may encounter in the completion of Landlord's Work by reason of any act, neglect, failure or omission of Tenant, its agents, servants, contractors, architect or employees, in the performance of Tenant's obligations under this lease, including, but not limited to:

1. Any delay in submission of or inadequacy of the information which must be provided by Tenant to Landlord which is necessary for Landlord to complete Landlord Work.

2. Any delay due to changes made by or on behalf of Tenant, at Tenant's request, regarding Landlord's Work.

3. Any delay due to Tenant's request for items to be installed within the demised premises that have a delivery date which does not provide sufficient time for installation prior to the otherwise anticipated date of Substantial Completion or that will delay the installation of any other item of Landlord's Work; and

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4. Any delay due to Tenant performing work or otherwise interfering with Substantial Completion of Landlord's work.

75. **ASBESTOS**

Promptly subsequent to the full execution of this lease and delivery of same to both parties hereto, Landlord agrees to provide Tenant with an ACP-5 certificate, or comparable certificate providing in effect that plans for alterations to be performed to the demised premises may be filed by the New York City Department of Buildings as a "no asbestos" project and that no action need be taken regarding asbestos with respect to the demised premises. In addition, Landlord will be responsible, at its sole cost and expense, to promptly encapsulate or remove any friable asbestos in the demised premises, provided however that any violations of laws relating to asbestos not introduced by Tenant, its contractors and/or its invitees or caused by Tenant's construction shall be remedied by Tenant at its sole cost and expense.

76. **SECURITY - LETTER OF CREDIT**

76.01 Tenant shall furnish Landlord with an irrevocable standby letter of credit ("Letter of Credit") in full amount of the security deposit required under Article 33 issued by a bank which is a member of the New York Clearinghouse Association or a commercial bank or trust company satisfactory to Landlord, having banking offices at which the Letter of Credit may be drawn down upon in New York City, payable at sight to Landlord which conforms in all material respects to the form set forth below which must provide for a final expiration date no sooner than thirty (30) days after the expiration date of this lease. In addition, Tenant acknowledges that it shall pay upon Landlord's demand, as additional rent under this lease, any and all costs or fees charged in connection with the Letter of Credit that arise due to (i) Landlord's sale of transfer of the building; or (ii) the addition, deletion or modification of any beneficiaries under the Letter of Credit. Furthermore, Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of the Article 76.

(NAME OF BANK)

No.________________ Irrevocable and Unconditional Standby Letter of Credit

(Date)

MED 469, LLC; RECTOR 469, LLC; and 469 TPP, LLC
c/o Williams Real Estate Co. Inc.
380 Madison Avenue
New York, NY 10017

Dear Sirs:

We hereby authorize you to value on (name of bank), NEW YORK, NEW YORK FOR ACCOUNT OF

UP TO THE AGGREGATE OF

DOLLARS US Currency.

AVAILABLE BY YOUR DRAFTS AT SIGHT, accompanied by:

Your or your designated agent's written statement that you are entitled to draw against the Letter of Credit pursuant to a Lease dated as of ________________, 200_ between [Name of Landlord] and ________________________, Tenant.

It is a condition of this Letter of Credit that it shall be extended for additional periods of one year from the present and each successive future expiration date hereof unless at least thirty (30) days prior to the then

current expiration date we shall notify you in writing that we elect not to renew this Letter of Credit for such additional one (1) year period. Upon receipt by you of such notice you may draw hereunder by means of your draft on us a sight accompanied by your written statement that you have not received an appropriate renewal of this Letter of Credit. Any notice of non-renewal shall be sent to you by registered or certified mail (return receipt requested) at the above address with an additional copy to be sent simultaneously to the "General Counsel, Williams Real Estate Co. Inc., 380 Madison Avenue, New York, New York 10017" by registered or certified mail (return receipt requested) also.

Drafts hereunder may be drawn not later than ____________________- and any subsequent expiration date pursuant hereto.

All drafts drawn under this Credit must bear on their face the clause "DRAWN UNDER (name of bank) CREDIT NO.____________________".

This Credit is transferable in whole but not in part. However, no transfer shall be effective unless advice of such transfer is received by us in the form attached signed by you.

Except so far as otherwise expressly stated, this Credit is subject to the International Standby Practices 1998 International Chamber of Commerce, Publication No. 590.

We hereby agree with the Drawers of drafts drawn in compliance with the terms of this Credit, that the same shall be duly honored on presentation to the drawee.

Very truly yours,
[NAME OF BANK]

BY:____________________
AUTHORIZED SIGNATURE
New York, NY

Date:____________________

76.02 (1) As used herein, "Security Reduction Date" means the date set forth in subparagraph (2) below upon which the security deposit required under Article 33 of this lease and the amount of the Letter of Credit in like amount being held by Landlord under article, shall be reduced as provided in such subparagraph (2). Subject to the provisions hereof, and only to the extent that the applicable calculation results in an amount which is less that the then current amount of the Letter of Credit, the Letter of Credit shall be reduced to the appropriate amount provided in subparagraph (2) below provided that, as of the Security Reduction Date, (i) Tenant is not then currently in monetary default under this lease, is not in nonmonetary material default, and/or Landlord does not have a reasonable basis to believe that Tenant is in anticipatory material breach of its obligations under this lease, (ii) this lease remains in full force and effect, and (iii) Landlord holds an effective Letter of Credit for the full amount of the security then required hereunder. Regardless of whether Tenant ultimately cures the defaults or breaches set forth in (i) above, the security shall not be reduced if the default and/or breach exists as of the Security Reduction Date.

(2) Provided all of the conditions set forth in subparagraph 76.02(1)(i), (ii) and (iii) above have been met, the Letter of Credit referred to in this article shall be reduced on the 3rd anniversary of the Commencement Date by $77,931.24 and on the 5th anniversary of the Commencement Date by $77,931.24 so that if Tenant meets all of the requirements set forth in subparagraph 76.02(1) above the Letter of Credit shall ultimately be reduced to $155,862.50. On or after each such date, Tenant shall request in writing of Landlord as to whether the applicable conditions have been met, and, if so, Landlord shall authorize Tenant to direct the issuer of the Letter of Credit to issue an amendment thereto reducing the amount as provided herein, and Landlord agrees to execute and accept such amendment and return it to Tenant.

77. **TENANT'S INITIAL WORK**

(A) Tenant, at its sole cost and expense, shall cause to be prepared and delivered to the Landlord two (2) complete sets, including at least one (1) set of reproducible sepias, of final and complete dimensioned architectural plans, specifications, and working drawings, in a form ready for use as construction drawings

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j:\home\tdeguzma\2008\leases\Traffix Inc.doc

("Tenant's Plans") indicating the entire scope of the improvements and alterations which Tenant desires to perform in order to prepare the demised premises for its initial occupancy. Landlord agrees that Landlord shall not unreasonably withhold or condition its consent with respect to Tenant's proposed improvements and alterations provided same do not adversely affect (i) any structural elements of the building, (ii) the exterior of the demised premises or the building, and (iii) any mechanical, electrical, plumbing, or other building system. Landlord shall promptly notify Tenant of any objections Landlord may have with respect to the matters shown on Tenant's Plans. Landlord agrees to respond to Tenant regarding any submission of Tenant's Plans within ten (10) business days after receipt thereof in the event Landlord does not require the input of any outside consultant and within seven (7) business days after receipt thereof if no outside consultant is utilized. Further re-submissions shall be governed by the same time periods for response. Tenant shall at its cost, cause its architect to revise Tenant's Plans in such manner as to eliminate Landlord's objections and resubmit the revised Tenant's Plans for Landlord's approval. When Landlord shall determine that Tenant's Plans are appropriate and satisfactory, Landlord shall cause same to be initialed on behalf of Landlord, thereby evidencing the approval thereof by Landlord, and shall return one (1) set so initialed to Tenant. Upon such approval Tenant at its sole cost and expense shall cause all of Tenant's Plans to be filed with the appropriate governmental and quasi-governmental agencies having or asserting jurisdiction over the demised premises and/or the building. Landlord's approval of Tenant's Plans shall not be construed or deemed to be a representation or warranty by Landlord that Tenant's Plans comply with the rules and regulations of the Department of Buildings of The City of New York or any other governmental and/or quasi-governmental authorities having or asserting jurisdiction over the demised premises or the building. Tenant shall comply with any changes in the Tenant's Plans required by any governmental and/or quasi-governmental authorities having or asserting jurisdiction over the demised premises or the building and shall otherwise comply with the applicable provisions of Articles 3 and 38.

(B) Landlord agrees that it shall reimburse Tenant for work ("Tenant's Initial Work") performed in the demised premises, as provided in this subparagraph:

(i) Tenant's Initial Work shall consist of the labor and materials and architectural services (exclusive of labor and materials and such services used to furnish or install trade fixtures, furniture, furnishings, wiring, cabling, moveable equipment and any personal property whatsoever) used by Tenant to construct improvements and alterations in order to prepare the demised premises for its initial occupancy provided however, that Tenant may apply up to a maximum of $42,800.00 of Landlord's reimbursement towards architectural and engineering fees directly associated with such Tenant's Initial Work.

(ii) "Work Cost" shall mean the amount paid by Tenant for completed Tenant's Initial Work.

(iii) "Requisition" shall mean a request by Tenant for a payment from Landlord under this Article for the Work Cost of the Tenant's Initial Work to which the Requisition relates and shall consist of such documents and information from Tenant as Landlord may reasonably require to substantiate the items of Tenant's Initial Work completed and paid for by Tenant and to determine the Work Cost for those items, and shall include without limitation, the following: standard form bills, receipts, lien waivers, from the subject contractors, subcontractors, vendors, materialmen and suppliers; and Tenant's statement certifying completion, payment and acceptance by Tenant of Tenant's Initial Work.

(a) From time-to-time, but not more than once a month, Tenant may give Landlord a Requisition for so much of the Work Cost as arose since the end of the period to which the most recent prior Requisition related, or, with respect to the first Requisition, for the initial Work Cost.

(b) If Tenant is not in default under this Lease, within twenty (20) days after Landlord receives a Requisition, Landlord shall pay Tenant ninety percent (90%) of the Work Cost reflected in such Requisition and shall withhold the remaining ten percent (10%) of Work Cost (the "Retainage"); within thirty (30) days after Tenant furnishes Landlord with its final Requisition, which final Requisition shall reflect that all Tenant's Initial Work has been completed and paid for in full by Tenant, Landlord shall pay Tenant all the Retainages.

(iv) The total payment to be made by Landlord shall not exceed the lesser of the total Work Cost or $428,435.00 ("Landlord's Maximum Contribution"). The balance of the Work Cost shall be borne by Tenant.

(D) Tenant's Final Plans shall comply with all rules and regulations and other requirements of any governmental authorities having or asserting jurisdiction over the demised premises or the building.

(E) Tenant may from time-to time prior to completion of Tenant's Initial Work make such changes in the Tenant's Initial Work as it deems appropriate, provided that with regard to any material changes (other than that required by governmental agencies) that would pursuant to Article 3 or 38 require Landlord's consent,

Tenant's Initials [initialed] **Landlord's Initials** [initialed]

Landlord's consent shall be obtained. Any such changes made prior to completion of Tenant's Initial Work shall be considered part of Tenant's Initial Work.

(F) Worker's Compensation, public liability insurance, and property damage insurance, all in amounts and with companies and on forms reasonably satisfactory to Landlord, shall be provided and at all times maintained by Tenant's contractors engaged in the performance of Tenant's Initial Work and, before proceeding with the Tenant's Initial Work, certificates of such insurance shall be furnished to Landlord.

(H) Landlord shall bring the wiring associated with the Landlord's Class E fire alarm system to a designated point of the demised premises and Tenant shall thereafter be responsible to connect same to the Class E fire alarm system.

78. **RIGHT OF FIRST OFFER**

The following right shall apply only to the named Tenant in this lease:

(1) The "Additional Space" means a portion of the tenth (10th) floor known as Room 1002 of the Building. Prior to entering into a new lease with a third party for the Additional Space when it becomes available, Landlord shall offer to lease such Additional Space to Tenant as provided in this Article. For purposes herein, the term "becomes available" shall mean that the existing lease for such Additional Space has expired and the existing tenant, subtenant or other occupant of such Additional Space, or an affiliate or subsidiary of such tenant, subtenant or occupant does not desire to renew or extend its occupancy thereof. Landlord shall offer the Additional Space to Tenant by giving Landlord's "Offering Notice" which shall be sent by registered or certified mail (return receipt requested) which Offering Notice shall include, among other things, the rentals, term, and all other salient material terms and conditions under which Landlord desires to lease the Additional Space to Tenant. Tenant shall have the option to lease the Additional Space provided that Tenant (i) is not then in material default under any of the terms and conditions of this lease; and (ii) returns to Landlord a letter in which Tenant agrees and accepts the conditions under which the Additional Space is being offered for rent within five (5) business days after Tenant's receipt of the Offering Notice (time being of the essence). If Tenant shall accept Landlord's Offering Notice in accordance with its terms within the time (of the essence), in the manner and under the circumstances described above, Landlord shall forward to Tenant execution counterparts of the Lease or Modification Agreement, as the case may be, relative to the Additional Space which must be executed and delivered to Landlord within five (5) business days after receipt of same. If Tenant does not lease the Additional Space as provided above Tenant's rights under this article shall cease to exist except as otherwise provided for herein.

(2) In the event Tenant shall fail to notify Landlord of its election within the applicable time period as provided herein, Tenant shall be conclusively deemed to have failed to have exercised said option as to such Additional Space offered pursuant to the Offering Notice and shall have no further right to lease any of the floors comprising the Additional Space, and Tenant agrees upon request of Landlord to confirm such non-exercise in writing, but failure to do so by Tenant shall not operate to revive any rights of Tenant under this Article as to such Additional Space offered pursuant to the Offering Notice.

79. **HAZARDOUS MATERIALS**

Landlord hereby represents to Tenant that, as of the date hereof (i) to the best of Landlord's knowledge, the demised premises is not in violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up (collectively, "Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq. and 40 CFR § 116.1 et seq.), those relating to lead based paint, and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), and the regulations promulgated pursuant to said laws, all as amended; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, lead based paint, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Materials") are located in or have been handled, generated, stored, processed or disposed of on or released or discharged from the demised premises except for those substances used by Landlord in the ordinary course of its business and in compliance with all Environmental Laws.

Tenant shall not cause nor permit Hazardous Materials, as defined below, to be used, transported, stored, released, handled, produced, brought or installed in, or from, the demised premises, except that inflammable or

Tenant's Initials [initials] **Landlord's Initials** [initials]

combustible items may be brought into and used within the demised premises as may be needed for the operation of normal office equipment, or as may be customarily required in the performance of Tenant Changes, so long as each is in compliance with all Laws. In the event of a breach by Tenant of the provisions of this Article 79, Landlord, in addition to all of its rights and remedies under this lease and pursuant to Law, may require Tenant to remove any such Hazardous Materials from the demised premises or the Building in the manner prescribed for such removal by all requirements of Law. The provisions of this Article 79, shall survive the expiration or sooner termination of this lease. Notwithstanding anything to the contrary in this Article "Hazardous Materials" shall not include substances which are used in the ordinary course of Tenant's business; provided, however, that such substances are used, handled, transported or stored in strict compliance with any applicable federal, state or local law, rule, regulation, code, ordinance or any other governmental restriction or requirement.

80. **TENANT FLOOR WORK**

"Tenant Paint Work" shall mean the labor and materials required for the painting of the painted surfaces of the entire premises with one (1) finish coat and one (1) prime coat.

If Tenant is not then in default, then within (10) days after the date on which Tenant furnishes Landlord with such documents and information as Landlord may reasonably require (e.g., receipted bills, releases) to substantiate the Tenant's cost for the Tenant Paint Work and that the Tenant Paint Work has been completed and paid for in full by Tenant in accordance with requirements of law and applicable provisions of this lease, Landlord shall issue a rent credit equal to the total cost of Tenant Paint Work but in no event shall such credit exceed $29,750.00.

81. **TENANT BATHROOM WORK**

"Tenant Bathroom Work" shall mean the labor and materials required to perform, at a minimum, with respect to each of the bathrooms currently located within the tenth (10th) floor common corridor, all of the work items as set in Exhibit "B" hereof.

If Tenant is not then in default, then within (10) days after the date on which Tenant furnishes Landlord with such documents and information as Landlord may reasonably require (e.g., receipted bills, releases) to substantiate the Tenant's cost for the Tenant Bathroom Work and that the Tenant Bathroom Work has been completed and paid for in full by Tenant in accordance with requirements of law and applicable provisions of this lease, Landlord shall pay Tenant an amount equal to the lesser of the total cost of Tenant Bathroom Work or $30,000.00 ("Tenant Bathroom Work Rent Credit").

82. **MISCELLANEOUS ARTICLES**

A. Notwithstanding anything in Article 3 to the contrary, Tenant shall not be responsible for restoring the demised premises to the condition in which it existed prior to any renovations or alterations performed by Tenant with respect to Tenant's Initial Work except for Specialty Alterations (hereinafter defined). For the purposes hereof, "Specialty Alterations" shall mean structural alterations and alterations consisting of kitchens, pantries, executive bathrooms, raised computer floors, computer installations, safes, vaults, libraries, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, and other alterations of a similar character which are not of a building-standard nature, and which Landlord at the time of the submission of plans for such alterations or renovations has conditioned its consent on such specialty items being removed.

B. Notwithstanding anything to the contrary contained in Article 4 hereof, Tenant shall have no obligation to make any structural repairs to the demised premises or any repairs which require expenditures which are capital in nature unless caused by the negligence or willful misconduct of Tenant or Tenant's agents, contractors, employees or invitees, and Landlord will be obligated to perform such repairs not required to be performed by Tenant. In addition, any work performed by Landlord hereunder shall be conducted, to the extent practicable (but without the necessity of incurring overtime wages or other additional costs) in such manner so as to minimize interference with Tenant's use of the demised premises.

C. Notwithstanding anything contained in [redacted] Article 6 to the contrary, Tenant obligations to perform repairs or alterations in order to comply with applicable law shall be limited to those necessitated by reason of (i) Tenant's particular manner of use of the demised premises or method of operation therein, (ii) alterations and improvements made by Tenant or (iii) a breach by Tenant of its obligations under this lease.

D. Supplementing the provisions of Article 15 hereof Landlord hereby covenants and agrees that as of the Commencement Date, the Landlord shall remove, of record, any building code violations which prevent the Tenant from effectuating the Tenant's leasehold improvements; provided that such violations were not caused by the acts or omissions of the Tenant, its employees, agents, contractors or representatives in which case the cure and removal of such violation shall be at the Tenant's sole cost and expense.

E. Notwithstanding anything in Article 17 to the contrary except as to the covenant to pay rent, additional rent or other charges (as to which Tenant shall be entitled to ten (10) days in which to cure any default thereof). Landlord shall give Tenant at least thirty (30) days notice of any other cause for cancellation claimed thereunder. If Tenant shall have cured its default (if any) or shall have commenced reasonable steps to cure a default (to the extent such default is not capable of being cured within such thirty (30) day period), within thirty (30) days of receipt of such notice and thereafter shall have diligently pursued same to completion, then Landlord's right to cancel this lease or avail itself of any other remedy to relief on account of such default shall be deemed of no further force and effect. Anything herein to the contrary notwithstanding such thirty day notice period shall be reduced to five (5) days if such non-compliance shall subject Landlord to any criminal liability and/or penalty and/or fine and in the event Tenant fails to cure within such five (5) day period, Landlord may avail itself of self-help.

F. Notwithstanding anything to the contrary contained in [redacted] Article 19, Landlord may (but shall not be obligated) upon ten (10) days written notice (except in an emergency or where required by law or if non-compliance shall subject Landlord to civil and/or criminal liability), perform the obligations of Tenant hereunder, provided that Tenant has not performed or in good faith begun to perform such obligation within such ten (10) day period and thereafter diligently completes such obligation, provided, that in all instances, Tenant failure to complete such obligation, notwithstanding its good faith efforts, shall not subject the Landlord to any fine and/or criminal or civil liability.

G. Notwithstanding anything to the contrary contained in Article 24, to the extent possession of the demised premises is not delivered to Tenant within one (1) month of the date that this lease is executed and delivered between the parties hereto ("Outside Date") with item No. 1 of the Landlord's Work being substantially completed, Tenant shall have the option to cancel this lease by giving Landlord written notice thereof by registered mail in accordance with the applicable notice provisions hereof with a copy thereof delivered in the same manner to Martin Meyer, c/o Williams Real Estate Co. Inc., 380 Madison Avenue, New York, NY 10017) to that effect within ten days ("Cancellation Notification") after the Outside Date in which event this lease shall be deemed null and void and upon Landlord returning to Tenant the security deposit or Letter of Credit paid or delivered, respectively, by Tenant hereunder, the parties shall have no further obligations in connection herewith, unless Landlord delivers possession of the demised premises, in accordance with the provision of this article, to Tenant within ten business days after Landlord's receipt of the Cancellation Notification, in which event Tenant's notice to cancel shall be deemed null and void and this lease shall remain in full force and effect.

H. The provisions of Article 32 hereof shall be modified and supplemented so that (a) all new rules and regulations adopted by Landlord shall become effective only upon thirty (30) days' written notice thereof to Tenant; (b) all rules and regulations shall be enforced by Landlord against Tenant in a non-discriminatory fashion. Landlord represents that there If a conflict or inconsistency exists between the Landlord's rules and regulations and the provisions of this lease, then the provisions of this lease shall prevail. Landlord represents that there are no rules and regulations currently in effect for the Building other than the Alteration Rules annexed to this lease.

Tenant's Initials ☐ **Landlord's Initials** ☐

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Landlord making the within lease with Tenant, the undersigned guarantees to Landlord, Landlord's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Landlord to make this lease and in consideration thereof, Landlord and the undersigned covenant and agree that in any action or proceeding brought by either Landlord or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guaranty that Landlord and the undersigned shall and do hereby waive trial by jury.

Dated New York City .... 19......

.... [L. S.]

WITNESS:

....

Residence ....

Business Address ....

Firm Name ....

STATE OF NEW YORK, } ss.:
County of

On this day of , 19 , before me personally came ,
to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

....
Notary

IMPORTANT — PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 32.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situate on the ground floor of the building Tenant thereof shall further, at Tenant's expense, keep the sidewalks and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Landlord.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same is visible from the outside of the premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Landlord the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

9. No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall co-operate to prevent the same.

10. Landlord reserves the right to exclude from the building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the building signed by Landlord. Landlord will furnish passes to persons for whom any Tenant requires same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Landlord for all acts of such persons.

11. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M. in the case of services required on week days, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays.

Address

Premises

TO

STANDARD FORM OF
Office Lease

The Real Estate Board of New York, Inc.

Dated

Rent per Year

Rent per Month

Term
From
To

(08) Drawn by EM/HM Checked by 02/28/08

Entered by TG Approved by

REV. 3/21/08

WILLIAMS

380 Madison Avenue, New York, N.Y.
(212) 716-3500

Tenants Initials → [initials]   Landlords Initials → [initials]